SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)      December 4, 1998


                             TOUCAN GOLD CORPORATION
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               (Exact name of registrant as specified in charter)



          Delaware                        33-28562                 75-2661571
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(State or other jurisdiction       (Commission File Number)      (IRS Employer
      of incorporation)                                          Identification
                                                                      No.)


8201 Preston Road, Suite 600,       Dallas, Texas                    75225
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(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code              (214) 890-8065
                                                   -----------------------------



            --------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 2.           Acquisition or Disposition of Assets

         On December 4, 1998, Toucan Gold Corporation (the "Company") consummated the following transactions, involving, among other things, the grant of an option to Minmet PLC ("Minmet"), an Irish company, whose shares are quoted on the Exploration Securities Market of the Irish Stock Exchange, to purchase all of the issued share capital of Mineradora de Bauxita Ltda. ("MBL"), the Brazilian subsidiary of the Company through which the Company's Brazilian exploration activities are conducted.

         Toucan Mining Limited ("TML"), the Company's wholly-owned subsidiary that is the beneficial owner of the issued share capital of MBL, granted an option (the "MBL Option") to Minmet to acquire all of the issued share capital of MBL. TML received 7.5 million Ordinary Shares (the "Option Shares") in Minmet solely for TML granting the MBL Option. If the MBL Option is exercised by Minmet, Minmet will acquire all of the issued share capital of MBL by issuing an additional 25 million Ordinary Shares (the "Completion Shares") in Minmet to TML. The MBL Option expires on June 30, 1999, subject to earlier termination under certain circumstances.

         TML is restricted from selling or distributing the Option Shares during the term of the MBL Option and for two (2) months thereafter without the consent of Minmet.

         The sale and distribution of the Completion Shares are also restricted as follows. TML or the Company may sell up to 3 million of the Completion Shares in each of the three six (6) month periods after the issuance thereof. Any Completion Shares not disposed of in a six (6) month period may be added to the number of Completion Shares that may be sold in later periods.

         Minmet has agreed that the Option Shares and the Completion Shares may be placed through Minmet's brokers with Minmet's consent and that it will act reasonably in respect of all such requests by the Company for the sale of the Option Shares and the Completion Shares.

         Pursuant to the terms and conditions of the Transaction Documents (as defined below), from November 1, 1998 to the expiration of the MBL Option, Minmet is obligated (i) to conduct detailed ground and airborne geophysical surveys of MBL's claims and additional geological mapping, (ii) to cover all of MBL's reasonable overhead and costs, and (iii) to spend a minimum of $500,000 on claim development efforts with MBL, including expenses incurred through (i) and
(ii). MBL will have the benefit of these obligations even if the MBL Option is not exercised.

         In addition, the Company granted an option (the "Loan Option") to Minmet to acquire from the Company the benefit of the loans that it has made to MBL in the approximate principal amount of $975,000. The Company received the sum of U.S. $275,000 solely for the Company granting the Loan Option. The Loan Option expires on June 30, 1999, subject to earlier termination under certain circumstances. If the Loan Option is exercised, Minmet will pay to the Company the further sum of U.S. $250,000 and will issue to the Company warrants (the "Warrants") to subscribe for a further 7.7 million Ordinary Shares (the "Warrant Shares") of Minmet at an exercise price of (British Pound) 0.08p per share.



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         The  grant of the MBL and  Loan  Options  to  Minmet  was  accomplished through the sale of all of the issued share capital of Anagram Limited,  a newly
formed,   wholly-owned   subsidiary  of  TML  and  a  private   limited  company
incorporated under the laws of the Isle of Man ("Anagram") pursuant to an Agreement dated December 3, 1998 among the Company, TML and Minmet (the
"Purchase Agreement"). Through the purchase of Anagram by Minmet and the assumption by Minmet of that certain Option Agreement among the Company, MBL and Anagram dated December 3, 1998 (the "Option Agreement") and that certain Supplemental Agreement dated December 3, 1998 among the Company, MBL, Anagram and Minmet (the "Supplemental Agreement," collectively with the Purchase Agreement and the Option Agreement, the "Transaction Documents"), Minmet obtained the MBL Option and the Loan Option and incurred the obligations detailed above.

         The Company has reached agreement with certain of its creditors, including certain affiliates of the Company, for the creditors to receive Ordinary Shares of Minmet from the Option Shares held by the Company in payment of the obligations of the Company to such creditors. Such creditors and Roy G. Williams received such Minmet Shares with the same restrictions on transfer applicable to the Company and described above. For this purpose the Minmet Shares were valued at approximately $0.09 per share, and the Company extinguished $640,720 of obligations with 7,100,000 Minmet Shares. The Company has agreed to pay Roy G. Williams certain fees for introducing Minmet to the Company, negotiation of the MBL Option, arranging short term funding of the Company's operations, and providing basic office accommodations and secretarial assistance. On the execution of the Transaction Documents, Mr. Williams was paid a fee of $60,000. The Company paid the fee by issuing to Mr. Williams 180,000 shares in the Company valued for this purpose at $0.20 per share and transferring to Mr. Williams 265,000 Minmet Shares valued for this purpose at approximately $0.09 per share. On the exercise of the MBL Option, Mr. Williams will be entitled to a further fee of $60,000 payable as to $36,000 in cash or the equivalent value in shares of the Company and as to $24,000 in cash or the equivalent value in shares of Minmet.

         While the Transaction Documents may permit the Company to distribute the Option Shares, the Completion Shares, the Warrants, and the Warrant Shares (collectively, the "Minmet Securities") to stockholders of the Company, subject to certain limitations, the Board of Directors of the Company in approving the various agreements with Minmet has determined for securities law reasons that no Minmet Securities will be distributed to stockholders of the Company. Accordingly, the Board of Directors of the Company has no present intention of distributing any of the Minmet Securities to stockholders of the Company, and no such distribution can be made to stockholders of the Company unless with the unanimous consent of the Board based on an opinion of counsel that such distribution will not require registration under the Securities Act of 1933, as amended, of the issuance of the Minmet Securities to TML or the Company or such distribution. Consequently, depending on the amount and nature of other assets owned by the Company at relevant times, the Company may need to acquire non-securities assets or sell or otherwise dispose of the Minmet Securities in order to avoid being deemed to be an investment company under the Investment Company Act of 1940, as amended.






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Item 7.           Financial Statements and Exhibits

                  (a)      Financial Statements of Business Acquired
                                    Not applicable.

                  (b)      Pro Forma Financial Information
                                    Not applicable.

                  (c)      Exhibits

                           10.1 Agreement for the sale and purchase of the whole of the issued share capital of Anagram Limited dated December 3, 1998 among Toucan Mining Limited, Toucan Gold Corporation Inc. and Minmet plc
                           10.2 Supplemental Agreement dated December 3, 1998 among Toucan Mining Limited, Toucan Gold Corporation Inc. and Minmet plc
                           10.3 Option Agreement Re Mineradora De Bauxita Ltda dated December 3, 1998 among Toucan Mining Limited, Toucan Gold Corporation Inc. and Anagram Limited
                           10.4 Agreement for the purchase of the whole of the issued share capital of Mineradora de Bauxita Ltda dated December 3, 1998 among Toucan Mining Limited, Toucan Gold Corpora-tion Inc. and Anagram Limited
                           10.5     Form of Minmet plc Warrant Instrument




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Toucan Gold Corporation
                                                (Registrant)


Date:    January 4, 1999                        By:      /s/ Robert A. Pearce
                                                         -----------------------
                                                         Robert A. Pearce
                                                         Chief Financial Officer


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